ENVIRONMENTAL COMPLIANCE AGREEMENT

THIS ENVIRONMENTAL COMPLIANCE AGREEMENT (“Agreement”) is made as of June ___, 2007, by XLNT VETERINARY CARE INC., a Delaware corporation (“Obligor”), for the benefit of FIFTH STREET MEZZANINE PARTNERS II, L.P., a Delaware limited partnership (“Lender”).

OBLIGOR ENTERS THIS AGREEMENT on the basis of the following facts, understandings, and intentions:

A. Lender is making or continuing an extension of credit to, or other financing arrangements with XLNT VETERINARY CARE INC., a Delaware corporation (“Borrower”). Such extension of credit or other financing arrangements, together with any amendments, replacements, substitutions, extensions or refundings thereof, are hereinafter referred to as the “Loan”.

B. In connection with the Loan, Obligor (who may or may not be Borrower) will undertake or has undertaken certain obligations to Lender. Said obligations of Obligor to Lender, together with any amendments, replacements, substitutions, extensions or refundings thereof, are hereinafter referred to as the “Obligation”.

C. The term “Collateral” shall mean any property to which Lender has been granted a security interest by Obligor, Borrower, or any other person or entity in connection with the Loan.

D. The term “Property” shall collectively mean those certain real properties located in (i) the County of San Bernardino, State of California, commonly known as 70513 Twentynine Palms Highway, Twentynine Palms and 57185 Twentynine Palms Highway, Yucca Valley, and more particularly described in Exhibit A-1 attached hereto; (ii) the County of Santa Clara, State of California, commonly known as 4111 El Camino Real, Palo Alto, and more particularly described in Exhibit A-2 attached hereto; and (iii) the County of Riverside, State of California, commonly known as 30695 Hill Street, Thousand Palms, and more particularly described in Exhibit A-3 attached hereto.

E. Lender would not make the Loan if, as a result, Lender might incur any liability arising with regard to any Hazardous Substance, as defined in Section 1, below, now or hereafter present in, on, under or around any part of the Property. Lender requires that Obligor execute this Agreement as a further assurance against such liability.

F. It is the intention of Lender and Obligor that, as between Lender and Obligor, Obligor shall be solely responsible for any and all liability arising with regard to any Hazardous Substance now or hereafter present in, on, under or around any portion of the Property, and Lender shall under no circumstances have any liability therefor. Lender and Obligor intend this Agreement to be fully enforceable to the maximum extent permitted by law.

NOW THEREFORE, in consideration of, and as an inducement for, Lender making the Loan and for other good and valuable consideration, Obligor agrees as follows:

1. Definition of Hazardous Substance. For purposes of this Agreement, a “Hazardous Substance” (any two or more, “Hazardous Substances”) is defined to mean any substance or material (including, without limitation, raw materials, building components, wastes, and the products and byproducts of manufacturing or other activities) which is or becomes designated, classified or regulated as being “toxic”, “hazardous” or similarly designated, classified or regulated under any federal, state or local law, ordinance, rule or regulation. The term “Hazardous Substance” shall include, without limitation, (i) substances defined as “hazardous substances” or “toxic substances” for purposes of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; (ii) substances defined as “hazardous wastes” or “hazardous substances” for purposes of Section 25117 or Section 25316, respectively, of the California Health and Safety Code; and (iii) petroleum, flammable explosives, urea formaldehyde insulation, asbestos and radioactive materials.

2. Indemnity Regarding Hazardous Substances. Obligor agrees to indemnify and hold Lender harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses, including allocated costs of in-house legal and technical services) or loss directly or indirectly arising out of or resulting from any Hazardous Substance being present at any time, whether before or after the date of this Agreement, on or around any portion of the Property, or in the soil, groundwater or soil vapor on or under any portion of the Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources. Upon demand by Lender, Obligor shall defend any investigation, action or proceeding alleging the presence of any Hazardous Substance in any such location, which affects the Property or which is brought or commenced against Lender, whether alone or together with Obligor or any other person or entity, all at the cost of Obligor and by counsel and consultants to be approved by Lender in the exercise of its reasonable judgment. In the alternative, Lender may elect to conduct its own defense at the expense of Obligor.

3. Representation and Warranty Regarding Hazardous Substances. Before signing this Agreement, Obligor researched and inquired, or has had an opportunity to research and inquire, into the previous uses and ownership of the Property. Based on that due diligence, Obligor represents and warrants that to the best of Obligor’s knowledge, no Hazardous Substance has been released onto or disposed of or otherwise is present in, on, under or around the Property, except to the extent specifically disclosed to Lender in writing by Obligor.

4. Compliance Regarding Hazardous Substances. Except for those Hazardous Substances used in connection with the business presently being conducted on the Property and listed on Exhibit B, attached hereto, Obligor shall not and shall not permit any third party to use, generate, manufacture, store, release, discharge or dispose of any Hazardous Substance in, on, under or about the Property, or transport any Hazardous Substance to or from the Property without the prior written consent of Lender, which consent shall not be unreasonably withheld so long as (i) such use, generation, manufacture, storage, release, discharge or transport does not arise from a proposed change in the character of the use of the Property and (ii) Obligor demonstrates to the satisfaction of Lender that such use, generation, manufacture, storage, release, discharge or transport will be in full compliance with all laws, ordinances, rules and regulations governing or applicable to Hazardous Substances. Obligor has complied and shall comply and cause all occupants of the Property to comply (including, if necessary, by resort to and diligent pursuit of all available legal, equitable and administrative remedies and proceedings) with all laws, ordinances, rules and regulations governing or applicable to Hazardous Substances, the orders and directives of all governmental authorities having jurisdiction over the Property as well as the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Property.

5. Notices Regarding Hazardous Substances. Until full performance of the Obligation and repayment of the Loan, Obligor shall promptly notify Lender if Obligor knows, suspects or believes there may be any Hazardous Substance on or around the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Obligor, Borrower or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, ordinance, rule or regulation pertaining to any Hazardous Substance, or may be subject to any claim or litigation by a third party regarding the presence of a Hazardous Substance. Obligor shall furnish Lender with copies of any notice, summons, letter, report or other written communication relating to the presence of Hazardous Substances on or around the Property within three (3) business days after Obligor’s receipt thereof.

6. Remediation Work. If any investigation, site monitoring, containment, cleanup, removal, restoration or other remediation work of any kind or nature (the “Remediation Work”) is or becomes necessary or required pursuant to any applicable federal, state or local law, ordinance, rule or regulation or the order or directive of any governmental authority having jurisdiction over the Property, the Hazardous Substances or the Remediation Work, or recommended by any qualified environmental engineer or consultant, because of, or in connection with, the past, present or future presence, suspected presence, release or suspected release of a Hazardous Substance on or around any portion of the Property or in the soil, groundwater or soil vapor on or under any portion of the Property, Obligor shall promptly commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remediation Work. The Remediation Work will be conducted in accordance with the documents, if any, identified in Exhibit C, attached hereto, and in full compliance with all applicable laws, ordinances, rules and regulations, the orders and directives of all governmental authorities having jurisdiction over the Property, the Hazardous Substances or the Remediation Work. Obligor shall cause all Remediation Work to be performed in a good and workman like manner by one or more qualified environmental engineers or contractors, and under the supervision of one or more qualified consulting engineers. Obligor’s obligations with regard to the Remediation Work shall include obtaining a letter or other written statement from all governmental authorities exercising jurisdiction over the Property, the Hazardous Substances or the Remediation Work that no further action is required. Obligor shall pay for all Remediation Work, including the costs of plans and specifications, utilities, permits, fees, taxes and insurance premiums in connection therewith, and shall keep the Property free from all mechanics’ or other liens arising out of the Remediation Work. Obligor shall keep Lender fully apprised of all developments and findings during the course of any Remediation Work and shall furnish to Lender, promptly upon receipt or preparation, such information concerning the Remediation Work as Lender may request from time to time in order to verify Obligor’s compliance with this section and to protect Lender’s security, including, without limitation, copies of all reports, studies, analyses, contracts, manifests, orders and correspondence. Upon Lender’s request, Obligor shall also furnish Lender with written confirmation in a form satisfactory to Lender showing that all contaminated soil and other materials removed from the Property and any other property affected by the Remediation Work have been properly disposed of in accordance with all applicable laws, ordinances, rules and regulations and the orders and directives of all governmental authorities having jurisdiction over the Property, the Hazardous Substances or the Remediation Work. Lender shall have the right, but not the obligation, to participate in any action or proceeding relating to the presence or suspected presence of any Hazardous Substances in, on, under or around the Property, or the necessity for or adequacy of any Remediation Work. Such participation shall be solely for the purpose of protecting Lender’s security, and shall not impose any liability on Lender or result in a waiver of any default of Obligor.

7. Site Visits, Observations and Testing. Lender and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Lender is under no duty, however, to visit or observe the Property or to conduct tests, and any such acts by Lender shall be solely for the purposes of verifying Obligor’s compliance with this Agreement and protecting Lender’s security. No site visit, observation or testing by Lender shall result in a waiver of any default of Obligor or impose any liability on Lender. In no event shall any site visit, observation or testing by Lender be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable law or regulation. Neither Obligor nor any other party is entitled to rely on any site visit, observation or testing by Lender. Lender owes no duty of care to protect Obligor or any other party against, or to inform Obligor or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. Lender shall not be obligated to disclose to Obligor or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by Lender. In each instance, Lender shall give reasonable notice before entering the Property or any place Lender is permitted to enter under this Section. Lender shall make reasonable efforts to avoid interfering with the use of the Property in exercising any rights provided in this Section.

8. Subrogation. Lender shall have full benefit of any and all rights which Obligor now or hereafter may have against third parties with regard to Hazardous Substances, whether such rights arise by contract or by operation of law, and shall have the right, but not the obligation, to enforce such rights for the sole benefit of Lender directly against any such third party. If the consent of any such third party is necessary to fully effectuate the foregoing subrogation and assignment of Obligor’s rights, Obligor shall promptly obtain such consent.

9. Event of Default. A breach by Obligor of any representation, covenant, warranty or other provision of this Agreement shall constitute, at the election of Lender in its sole discretion, an event of default under the Obligation.

10. Separate Unsecured Obligations. This Agreement shall not be secured by any deed of trust securing the Obligation or the Loan or encumbering all or any portion of the Property. The liability of Obligor under this Agreement shall not be limited to or measured by the amount, if any, outstanding under the Loan or Obligation or by reference to the value of any of the Property or Collateral. No action for the enforcement of or recovery of damages under this Agreement shall constitute an “action” within the meaning of Section 726 of the California Code of Civil Procedure, and no judgment against Obligor in any action hereunder shall constitute a money judgment or deficiency judgment within the meaning of Sections 580(a), 580(b), 580(d) or 726 of the California Code of Civil Procedure, to the extent California law is applicable. The rights of Lender under this Agreement shall be cumulative and in addition to any other rights and remedies of Lender under any other document or instrument or at law or in equity.

11. Waiver of Suretyship Defenses. If Obligor is a surety or a guarantor hereunder for any obligation of the Borrower and the owner of the Property, or either of them (“Principal”), Obligor expressly waives and relinquishes any and all rights and remedies Obligor may have or be able to assert by reason of laws relating to the rights and remedies of sureties or guarantors. Obligor authorizes Lender, without notice to or consent from Obligor and without affecting Obligor’s liability under this Agreement, from time to time to (a) modify, waive, extend, renew or enforce any obligation of Principal; (b) take, hold, enforce, waive, impair, compromise or release security for the performance of any obligation of Principal; (c) apply any security and direct the order or manner of sale as Lender in its sole discretion may determine; (d) release or substitute, in whole or in part, any person or entity liable for any obligation of Principal; and (e) settle or compromise any obligation of Principal. Obligor waives (i) all rights to require Lender to proceed against Principal or any other party, or proceed against or exhaust any security held by Lender or pursue any other remedy in Lender’s power, (ii) any defense arising by reason of any disability or other defense of Principal or by reason of the cessation from any cause of the liability of Principal; (iii) any defense based on or arising out of any setoff, defense or counterclaim which Principal may have or claim to have against Lender, and (iv) any defense arising out of the impairment or loss of any right of reimbursement or subrogation or any other right or remedy of Obligor against Principal or any such security, regardless of the cause. Obligor understands that if Lender forecloses by trustee’s sale on a deed of trust given by Principal securing the Obligation or the Loan, Obligor might then have a defense preventing Lender from thereafter enforcing Obligor’s obligations under this Agreement. This defense arises because the trustee’s sale would eliminate Obligor’s right of subrogation, and therefore Obligor would be unable to obtain reimbursement from Principal. Obligor specifically waives this defense and all rights and defenses that Obligor may have because the Obligation or the Loan are secured by real property pledged by Principal. This means, among other things: (1) Lender may exercise any rights or remedies which Lender has under this Agreement without first foreclosing on any real or personal property collateral pledged by Principal; and (2) if Lender forecloses on any real property collateral pledged by Principal securing the Obligation or the Loan: (A) the amount of the Obligation or the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may exercise its rights and remedies under this Agreement, even if Lender, by foreclosing on any real property collateral pledged by Principal, has destroyed any right Obligor may have to collect from Principal. This is an unconditional and irrevocable waiver of any rights and defenses Obligor may have because the Obligation or the Loan is secured by real property pledged by Principal. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, to the extent California law is relevant, or similar laws in other states.

12. Survival. This Agreement and the obligations and liabilities of Obligor hereunder shall survive and remain in full force and effect following the performance, repayment or discharge of the Obligation and the Loan, including, without limitation, by a full or partial reconveyance of all or any portion of the Property or by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure. Obligor waives the right to assert any statute of limitations as a bar to the enforcement of this Agreement.

13. Severability. If any of Obligor’s obligations hereunder shall be held to be unenforceable, the remainder of this Agreement and its application to all obligations other than those with respect to which it is held unenforceable shall not be affected thereby and shall remain in full force and effect. All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any legal requirements.

14. Attorneys’ Fees. If Lender is required to enforce Obligor’s obligations hereunder, Obligor shall pay to Lender all costs incurred, whether or not suit is filed, including, but not limited to, reasonable attorneys’ fees (including allocated costs of in-house legal services) and court costs.

15. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

16. Joint and Several Obligations. If more than one person or entity has executed this Agreement as Obligor, their liability shall be joint and several.

17. Successors and Assigns. All of the provisions hereof shall inure to the benefit of Lender and Lender’s successors and assigns and be binding upon Obligor and Obligor’s successors and assigns; provided, however, that no assignment of this Agreement by Obligor shall release Obligor from Obligor’s obligations hereunder.

18. No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and benefit of Lender. No party shall be a third-party beneficiary hereunder and no provision hereof shall operate or inure to the use or benefit of any third party.

19. Entire Agreement. There are no oral or side agreements between Lender and Obligor affecting this Agreement, and this Agreement contains the entire agreement of the parties with regard to the subject matter contained herein. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by both Lender and Obligor.

[Signature Page Follows]

IN WITNESS WHEREOF, Obligor has executed this Agreement as of the date first above written with the intent to be legally bound thereby.

“Obligor”

XLNT VETERINARY CARE INC.,
a Delaware corporation

By:

Name:

Title:

EXHIBIT A-1

PROPERTY

[See Attached]

EXHIBIT A-2

PROPERTY

[See Attached]

EXHIBIT A-3

PROPERTY

[See Attached]

EXHIBIT B

KNOWN HAZARDOUS SUBSTANCES

List known Hazardous Substances below or write “None”.

NONE.

EXHIBIT C

REMEDIATION PLANS

Describe Remediation Plans below or write “None”.

NONE.